Exhibit 1.1


                       VAN KAMPEN UNIT TRUSTS, SERIES 614

                                 TRUST AGREEMENT

                            Dated: September 26, 2006

   This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, Cohen & Steers Capital Management, Inc. and Van Kampen Asset Management, each as a Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisors agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   1. The Securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

   2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Units outstanding" for the Trust in the "Statements of Condition" in the Prospectus.

   3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Units outstanding" for the Trust in the "Statements of Condition" in the Prospectus.

   4. Section 1.01(5) is replaced in its entirety by the following:

   "(5) "Business Day" shall mean any day on which the New York Stock exchange is open for regular trading."

   5. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Essential Information" in the Prospectus.

   6. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Essential Information" in the Prospectus.

   7. The term "Deferred Sales Charge Payment Date" shall mean March 10, 2007 and the 10th day of each month thereafter through July 10, 2007.

   8. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for the Trust set forth in the "Essential Information" in the Prospectus.

   9. With respect to the Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 3, Closed-End Strategy: Cohen & Steers Master Income Portfolio, Series 9 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - National Series 6 only, the term "Supervisor" shall mean Cohen & Steers Capital Management, Inc. and its successors in interest, or any successor portfolio supervisor appointed as provided in the Standard Terms and Conditions of Trust. With respect to the Closed-End Strategy: Senior Loan and Limited Duration Portfolio, Series 10, the term "Supervisor" shall mean Van Kampen Asset Management and its successors in interest, or any successor portfolio supervisor as provided in the Standard Terms and conditions of Trust.

   10. Section 3.05 is amended by adding the following subsection immediately after Section 3.05(a)(iv):

   "(v) Notwithstanding any of the previous provisions, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

  11. With respect to the Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 3 and Closed-End Strategy: Cohen & Steers Master Income Portfolio, Series 9 only, Section 3.05(b)(ii) shall be replaced in is entirety by the following:

   "(ii) For purposes of this Section 3.05, the Unitholder's "Income Distribution" shall be equal to such Unitholders pro rata share of the balance in the Income Account calculated on the basis of one-twelfth of the estimated annual income to the Trust for the ensuing twelve months computed as of the close of business on the Income Account Record Date immediately preceding such Income Distribution (or portion or multiple thereof for the first Income Distribution), after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to this Indenture which have accrued, as of such Income Account Record Date or are otherwise properly attributable to the period to which such Income Distribution relates.

   In the event that the amount on deposit in the Income Account is not sufficient for the payment of the amount intended to be distributed to Unitholders on the basis of the aforesaid computation, the Trustee is authorized to advance its own funds and cause to be deposited in and credited to the Income Account such amounts as may be required to permit payment of the related distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of income payments received by the Trust subsequent to the date of such advance. Any such advance shall be reflected in the Income Account until repaid."

   12. With respect to any Trust that has not elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, Section 3.05 is hereby amended by adding the following immediately after Section 3.05(b)(v):

   "(vi) Notwithstanding the foregoing, the Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash for distribution within the meaning of Treas. Reg 1.671-5T(b)(5) from the Income Account and the Capital Account is equal to or greater than .1% of the net asset value of the Trust on the related Record Date. This provision is intended to comply with Treas. Reg. 1.675-5T(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation."

   13. Section 3.07(a)(xiii) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "(xiii) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

   14. Section 3.11 of the Standard Terms and Conditions of Trust shall be revised by replacing the first paragraph of such Section with the following:

   "Section 3.11. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action, as appropriate, so as to insure that such Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are the shares of such Securities held by owners other than the Trust unless the Depositor instructs otherwise within five Business Days of the giving of such notice to the Depositor."

   15. If the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended
Section 3.12(a) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "(a) The Replacement Securities shall be Zero Coupon Obligations or Equity Securities as originally selected for deposit in the Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust, and any Replacement Securities which are Zero Coupon Obligations must have the same maturity value as the Failed Contract Security and, as close as is reasonably practical, the same maturity date, which must be on or prior to the Mandatory Termination Date;"

   16. The Standard Terms and Conditions of Trust shall be amended to include the following section:

   "Section 3.19. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews.

   17. With respect to Closed-end Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 3, Closed-End Strategy: Cohen & Steers Master Income Portfolio, Series 9 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - National Series 6 only, the first paragraph of Section 4.01 is hereby replaced with the following:

   "Section 4.01. Compensation. As compensation for providing supervisory portfolio services under this Indenture, the Trust will accrue daily and pay to the Supervisor at the end of each calendar quarter an aggregate annual fee in an amount equal to 0.25% of the average daily Trust Evaluation (described in Section 6.01) for Closed-end Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 3, Closed-End Strategy: Cohen & Steers Master Income Portfolio, Series 9 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - National Series 6."

   18. Sections 5.01(b) and (c) are replaced in their entirety by the following:

   "(b) During the initial offering period of a Trust (as determined by the Depositor), the Evaluation for each Security shall be made in the following manner: (i) with respect to Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the market value of such Securities; and (ii) with respect to other Securities' such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Trustee. If the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc. and market quotations of such Securities are readily available, the market value of such Securities shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon. In the case of Zero Coupon Obligations, such Evaluation shall be made on the basis of current offer side prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust and, if offer side prices are not available for the Zero Coupon Obligations, on the basis of offer side price for comparable securities, by determining the valuation of the Zero Coupon Obligations on the offer side of the market by appraisal or by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Trustee deems such prices inappropriate as a basis for valuation). For each Evaluation, the Trustee shall also confirm and furnish to the Depositor the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

   (c) After the initial offering period of Units of a Trust (as determined by the Depositor), Evaluation of the Securities shall be made in the manner described in Section 5.01(b) on the basis of current bid side prices for Zero Coupon Obligations and the bid side value of any relevant currency exchange rate expressed in U.S. dollars."

   19. The second sentence of Section 7.01(e)(2)(E) shall be replaced in its entirety by "Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (D) above."

   20. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

   21. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Trustee shall waive or offset fees otherwise payable by the Trust pursuant to Section 3.05 in an amount equal to any compensation (including, but not limited to, fees paid pursuant to a plan adopted by the issuer of a Security under Rule 12b-1 under the Investment Company Act of 1940) received by the Depositor, the Trustee or any Affiliated Person of the Depositor or Trustee from the issuer of a Security in connection with the Trust's investment in such Security. The term "Affiliated Person" shall mean "affiliated person" as that term is defined in section 2 of the Investment Company Act of 1940 and rules promulgated thereunder.

   22. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, if the Trustee sells, redeems or otherwise liquidates Securities pursuant to Section 6.02 to satisfy Unit redemptions or pursuant to
Section 7.04 to pay Trust expenses, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Trust.

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                             By /s/ JOHN F. TIERNEY
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                               Executive Director


                     COHEN & STEERS CAPITAL MANAGEMENT, INC.

                             By /s/ LARRY B. STOLLER
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                            Executive Vice President


                           VAN KAMPEN ASSET MANAGEMENT

                             By /s/ JOHN F. TIERNEY
               ---------------------------------------------------
                               Executive Director


                              THE BANK OF NEW YORK

                             By /s/ DESMOND O'REGAN
                 -----------------------------------------------
                                 Vice President



                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                       VAN KAMPEN UNIT TRUSTS, SERIES 614

      [Incorporated herein by this reference and made a part hereof are the "Portfolio" schedules as set forth in the Prospectus.]